UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 8, 2018

 TEAM, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13131 Dairy Ashford, Suite 600
Sugar Land, Texas 77478
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (281) 331-6154
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On March 8, 2018, Team Inc. (“Team”) entered into that certain Seventh Amendment to Credit Agreement with Bank of America, N.A., as administrative agent, and the lenders party thereto (the “Seventh Amendment”). The Seventh Amendment amends and restates certain portions of the Credit Facility described in Team’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 7, 2015 and filed as Exhibit 10.1 therewith, which was amended by that certain First Amendment to Credit Agreement dated December 2, 2015, that certain Second Amendment and Commitment Increase to Credit Agreement dated February 29, 2016, that certain Third Amendment to Credit Agreement dated August 17, 2016, that certain Fourth Amendment and Limited Waiver to Credit Agreement dated December 19, 2016, that certain Fifth Amendment to Credit Agreement, dated May 5, 2017 and that certain Sixth Amendment to Credit Agreement dated as of July 21, 2017 (but effective as of June 30, 2017) (as amended, the “Credit Agreement”). Capitalized terms not otherwise defined in this Item 1.01 shall have the meanings ascribed to them in the Credit Agreement. The Seventh Amendment, among other things, eliminates the maximum Total Leverage Ratio covenant through the remainder of the term of the Credit Facility (matures in July 2020) and amends the Senior Secured Leverage Ratio covenant and the Interest Coverage Ratio covenant. Information on these covenants, as amended, is set forth in the table below:

Fiscal Quarter Ending	Maximum Senior Secured Leverage Ratio
December 31, 2017, March 31, 2018 and June 30, 2018	4.25 to 1.00
September 30, 2018, December 31, 2018, March 31, 2018 and June 30, 2019	3.50 to 1.00
September 30, 2019 and each Fiscal Quarter thereafter	2.75 to 1.00

Fiscal Quarter Ending	Minimum Interest Coverage Ratio
December 31, 2017	3.00 to 1.00
March 31, 2018, June 30, 2018, September 30, 2018 and December 31, 2018	2.25 to 1.00
March 31, 2019 and each Fiscal Quarter thereafter	2.50 to 1.00
In addition, the Seventh Amendment modifies the definition of Consolidated EBITDA to permit the add-back of certain costs anticipated to be incurred in 2018 and 2019, up to a maximum amount of $30.0 million and $7.0 million, respectively. Further, the Seventh Amendment addresses the process by which a successor rate to LIBOR will be determined in the event that LIBOR is no longer available in the market. The Seventh Amendment also requires Team to provide certain additional financial information to the Administrative Agent on a monthly basis and includes a lenders’ consent permitting Team to engage in specified transactions to effect an internal restructuring of certain of its subsidiaries.
The Seventh Amendment provides for payment of an amendment consent fee to those lenders executing the Seventh Amendment.
The foregoing summary of the Seventh Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Seventh Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.
On March 9, 2018, Team issued a press release announcing that it had entered into the Seventh Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit number	Description

10.1
Seventh Amendment to Credit Facility, dated as of March 8, 2018, among Team, Inc., certain Team, Inc. Subsidiary Guarantors, Bank of America N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and other Lenders party thereto.

99.1	Team, Inc.’s Press Release issued March 9, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, Inc.

By:	/s/ Greg L. Boane
Greg L. Boane
Executive Vice President and Chief Financial Officer
Dated: March 9, 2018